As filed with the Securities and Exchange Commission on October 26, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________________________________________________________________________
QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
______________________________________________________________________________________________

CALIFORNIA (State or other jurisdiction of incorporation)	95-2888568 (IRS Employer Identification Number)
18111 Von Karman Avenue, Suite 800 Irvine, California (Address of Principal Executive Offices)	92612 (Zip Code)
Amended 2015 Equity Incentive Plan
(Full title of the plan)

Jocelyn A. Leavitt
Executive Vice President, General Counsel & Secretary
Quality Systems, Inc.
18111 Von Karman, Suite 800
Irvine, California 92612
(949) 255-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Thomas Welk, Esq.
Cooley LLP
4401 Eastgate Mall
San Diego, California 92121
Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Amended 2015 Equity Incentive Plan Common Stock, $0.01 par value per share	6,000,000 shares (3)	$15.43	$92,580,000	$11,527

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock, $0.01 par value per share (the “Common Stock”), that become issuable under the Quality Systems, Inc. Amended 2015 Equity Incentive Plan (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low sales prices of the Registrant’s Common Stock on October 19, 2017, as reported on the Nasdaq Global Select Market.

(3)	Represents 6,000,000 shares of the Registrant’s Common Stock that were added to the 2015 Plan pursuant to a share reserve increase approved by the Registrant’s shareholders on August 22, 2017.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the 2015 Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT

The Registrant previously registered shares of its Common Stock for issuance under the 2015 Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 17, 2015 (File No. 333-206419). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8. EXHIBITS

Exhibit Number	Description

4.1
Restated Articles of Incorporation of Quality Systems, Inc. filed with the Secretary of State of California on September 8, 1989, are hereby incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-00161) filed January 11, 1996.

4.2
Certificate of Amendment to Articles of Incorporation of Quality Systems, Inc. filed with the Secretary of State of California effective March 4, 2005, is hereby incorporated by reference to Exhibit 3.1.1 of the registrant’s Annual Report on Form 10-K for the year ended March 31, 2005.

4.3
Certificate of Amendment to Articles of Incorporation of Quality Systems, Inc. filed with the Secretary of State of California effective October 6, 2005, is hereby incorporated by reference to Exhibit 3.01 of the registrant’s Current Report on Form 8-K filed October 11, 2005.

4.4
Certificate of Amendment to Articles of Incorporation of Quality Systems, Inc. filed with the Secretary of State of California effective March 3, 2006, is hereby incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed March 6, 2006.

4.5
Amended and Restated Bylaws of Quality Systems, Inc., effective October 30, 2008, are hereby incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed October 31, 2008.

4.6
Certificate of Amendment to Articles of Incorporation of Quality Systems, Inc. filed with the Secretary of State of California effective October 6, 2011, is hereby incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed October 6, 2011.

5.1	Opinion of Counsel.

23.1	Consent of Independent Registered Public Accounting Firm - PricewaterhouseCoopers LLP.

23.2	Consent of Counsel. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	Quality Systems, Inc. Amended 2015 Equity Incentive Plan, is hereby incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed August 23, 2017.

99.2
Form of Employee Restricted Stock Award Grant Notice and Restricted Stock Award Agreement for 2015 Equity Incentive Plan, is hereby incorporated by reference to Exhibit 10.2 of the registrant’s Current Report on Form 8-K filed August 14, 2015.

99.3
Form of Outside Director Restricted Stock Award Grant Notice and Restricted Stock Award Agreement for 2015 Equity Incentive Plan, is hereby incorporated by reference to Exhibit 10.3 of the registrant’s Current Report on Form 8-K filed August 14, 2015.

99.4
Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise for 2015 Equity Incentive Plan, is hereby incorporated by reference to Exhibit 10.4 of the registrant’s Current Report on Form 8-K filed August 14, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on October 26, 2017.
QUALITY SYSTEMS, INC.

By:	/s/ John R. Frantz
John R. Frantz
Chief Executive Officer (Principal Executive Officer)
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jocelyn A. Leavitt as his true and lawful attorney-in-fact and agent with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffrey H. Margolis	Chairman of the Board and Director	October 26, 2017
Jeffrey H. Margolis

/s/ Craig A. Barbarosh	Vice Chairman of the Board and Director	October 26, 2017
Craig A. Barbarosh

/s/ John R. Frantz	Chief Executive Officer (Principal Executive Officer) and	October 26, 2017
John R. Frantz	Director

/s/ James R. Arnold	Chief Financial Officer (Principal Financial Officer)	October 26, 2017
James R. Arnold

/s/ George H. Bristol	Director	October 26, 2017
George H. Bristol

/s/ Julie D. Klapstein	Director	October 26, 2017
Julie D. Klapstein

/s/ James C. Malone	Director	October 26, 2017
James C. Malone

/s/ Morris Panner	Director	October 26, 2017
Morris Panner

/s/ Sheldon Razin	Chairman Emeritus and Director	October 26, 2017
Sheldon Razin

/s/ Lance E. Rosenzweig	Director	October 26, 2017
Lance E. Rosenzweig

EXHIBIT INDEX

Exhibit Number	Description

4.1
Restated Articles of Incorporation of Quality Systems, Inc. filed with the Secretary of State of California on September 8, 1989, are hereby incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-00161) filed January 11, 1996.

4.2
Certificate of Amendment to Articles of Incorporation of Quality Systems, Inc. filed with the Secretary of State of California effective March 4, 2005, is hereby incorporated by reference to Exhibit 3.1.1 of the registrant’s Annual Report on Form 10-K for the year ended March 31, 2005.

4.3
Certificate of Amendment to Articles of Incorporation of Quality Systems, Inc. filed with the Secretary of State of California effective October 6, 2005, is hereby incorporated by reference to Exhibit 3.01 of the registrant’s Current Report on Form 8-K filed October 11, 2005.

4.4
Certificate of Amendment to Articles of Incorporation of Quality Systems, Inc. filed with the Secretary of State of California effective March 3, 2006, is hereby incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed March 6, 2006.

4.5
Amended and Restated Bylaws of Quality Systems, Inc., effective October 30, 2008, are hereby incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed October 31, 2008.

4.6
Certificate of Amendment to Articles of Incorporation of Quality Systems, Inc. filed with the Secretary of State of California effective October 6, 2011, is hereby incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed October 6, 2011.

5.1	Opinion of Counsel.

23.1	Consent of Independent Registered Public Accounting Firm - PricewaterhouseCoopers LLP.

23.2	Consent of Counsel. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	Quality Systems, Inc. Amended 2015 Equity Incentive Plan, is hereby incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed August 23, 2017.

99.2
Form of Employee Restricted Stock Award Grant Notice and Restricted Stock Award Agreement for 2015 Equity Incentive Plan, is hereby incorporated by reference to Exhibit 10.2 of the registrant’s Current Report on Form 8-K filed August 14, 2015.

99.3
Form of Outside Director Restricted Stock Award Grant Notice and Restricted Stock Award Agreement for 2015 Equity Incentive Plan, is hereby incorporated by reference to Exhibit 10.3 of the registrant’s Current Report on Form 8-K filed August 14, 2015.

99.4
Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise for 2015 Equity Incentive Plan, is hereby incorporated by reference to Exhibit 10.4 of the registrant’s Current Report on Form 8-K filed August 14, 2015.